UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2007

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box 908GT, Cayman Islands, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

United America Indemnity, Ltd. (the "Company") previously reported that (i) on February 5, 2007, William F. Schmidt, then President and CEO of United America Insurance Group ("UAIG"), Jonathan J. Ritz, then Sr. V.P. – COO of UAIG and Gerould J. Goetz, then Sr. V.P. – Claims of UAIG, each resigned from their respective positions, (ii) on February 12, 2007, the Company filed a lawsuit in state court in Montgomery County, Pennsylvania to enforce non-competition, non-solicitation, confidentiality and certain other restrictive covenants in the employment agreements signed by the former executives, and (iii) on February 12, 2007 the Company sought and the court issued a stipulated temporary restraining order that required, until further order of court, that the former executive officers comply with those non-competition, non-solicitation, confidentiality and other restrictive covenants.

On March 29, 2007, the Company agreed to resolve its lawsuit against the former executives, on the following basis:

(1) The former executives agreed to be bound by a permanent, Stipulated Injunction broader in scope than the restrictive covernants and other terms and conditions in their employment agreements. The parties submitted this Injunction to the court on March 30, 2007. The Injunction provides, in pertinent part, that:

a. Until August 5, 2008, the former executives may not compete, either directly or indirectly, with the Company’s business.

b. Until August 5, 2008, the former executives may not engage in business, either directly or indirectly, with certain named insurance and/or reinsurance companies and their affiliates, including: First Mercury Financial Corporation, Great American Insurance Group, Navigators Insurance Group, RLI Corporation, Argonaut Group, Century Surety, HCC Insurance Holdings, Inc., Markel Corporation, Philadelphia Consolidated Holding Corporation, W.R. Berkley Corporation, Western World Insurance Group, James River, Max Specialty Insurance Company, XL Insurance, The ACE Group of Insurance and Reinsurance Companies, and Omega U.S. Insurance Inc.; provided, however, and otherwise subject to all other terms of the Injunction, that Mr. Ritz’ proposed future employment with a named reinsurance intermediary alone will not violate the Injunction, nor will his mere contact with companies that compete with the Company, or his mere assistance in procuring reinsurance for those companies, constitute a violation of the Injunction.

c. Until August 5, 2008, the former executives may not engage in any insurance-related business with certain named agents, program administrators and their affiliates, including: American Equine Insurance Group, Ltd., Association Insurance Group, Inc., Doran Excess Underwriters, Inc., Arrowhead Wholesale Insurance Services, LLC, Geo. F. Brown & Sons, Inc., International Excess Agency, Inc., Metro Insurance Services, Inc., P.S. & Associates Underwriting Agency, Inc., Partners General Insurance Agency, LLC, Adco General Corporation, Atlantic Risk Specialists, Inc., Bass Underwriters, Inc., Bass Underwriters of Florida, LLC, Bliss and Glennon, Inc., Connecticut Underwriters, Inc., Gresham and Associates, Inc., Jimcor Agency, Inc., Jimcor Associates, Inc., Jimcor Agencies, Inc., LoVullo Associates, Inc., Morstan General Agency, Inc., Quaker Agency, Inc., Risk Placement Services, Inc., Risk Placement Services of Arizona, Inc., TAPCO Underwriters, Inc., and Marsh and McLennan Companies, Inc., subject to the same qualifying terms regarding Mr. Ritz as referenced in paragraph (1)(b) above.

d. Until August 5, 2008, the former executives are prohibited from being co-employed by the same company.

e. The former executives are prohibited from disclosing to anyone any confidential and/or proprietary information about the Company.

f. The former executives must certify that they have not disclosed information about or belonging to the Company to anyone other than their counsel.

g. The former executives must turn over, delete and/or destroy, and must otherwise certify as to having turned over, deleted and/or destroyed, any and all information about or belonging to the Company that they took, whether in electronic or hard-copy form, that it is in their possession, custody or control or in the possession, custody or control of their counsel.

h. The Company and the former executives agreed that in any proceeding to enforce the Injunction and/or remedy a breach of the Injunction, the prevailing party shall be entitled to reimbursement for attorneys’ fees and costs incurred in the proceeding.

(2) Mr. Schmidt and Mr. Ritz also agreed to relinquish all of their Company stock options, in exchange for payments in amounts substantially less than the market value of the underlying shares (less the relevant strike price) as of March 28, 2007, to be paid in installments through August 5, 2008 if the former executives maintain compliance with the Injunction. The Company also agreed to pay to Mr. Goetz a sum of money in installments through August 5, 2008 if he maintains compliance with the Injunction.

(3) Mr. Schmidt and Mr. Ritz relinquished all claims to any 2006 cash and equity incentive compensation. Mr. Goetz relinquished approximately 50% of certain amounts he claimed were owed to him by the Company. The former executives also relinquished any claims to severance and unvested Company stock options.

(4) The Company and the former executives released each other from any and all claims they may have had against each other as of March 29, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

April 3, 2007	By:	Garland P. Pezzuolo

Name: Garland P. Pezzuolo
Title: General Counsel